EXHIBIT 10.1

                   Conrex International Financial, Inc. d/b/a
                         Global Express Capital Mortgage
                            8540 South Eastern Avenue
                               Las Vegas, NV 89123


                                                                  March 24, 2003
Global Express Real Estate
Investment Fund I, LLC
8540 South Eastern Avenue
Las Vegas, NV 89123
Attn: Lou Ann Kicker

Dear Ladies and Gentlemen:

      This letter agreement is to memorialize the expense sharing agreement between Conrex International Financial, Inc. d/b/a Global Express Capital Mortgage ("GECM") and Global Express Real Estate Investment Fund I, LLC (the "Fund").

      The Registration Statement for the Fund (No. 333-55098) declared effective on October 4, 2001, as amended on January 17, 2002, provides under "Plan of Distribution" for GECM, as manager, to pay all organizational and offering expenses, including, but not limited to, legal and accounting expenses, registration costs, selling expenses and filing fees with the SEC and state securities commissions.

      GECM also agrees to operate the Fund at its own expense, in consideration of substantial fees and other compensation, which GECM may earn from the operations of the Fund, including charges to borrowers for originating loans, participations in proceeds from the sale, refinancing or other disposition of the real estate servicing the loans after repayment of such loans and fees for managing and selling any property received in connection with loan foreclosures or workouts. Such charges are disclosed and charged to the Fund.

      GECM agrees to pay all costs incurred by the Fund in its operations, including, but not limited to, legal, accounting, administrative office expenses and fees. The arrangement will continue through at least April 1, 2004. In addition, GECM has agreed not to voluntarily terminate the offering by the Fund prior to termination by the terms and conditions of the Fund. GECM shall be responsible for all costs of rendering the services, including the costs of its personnel, facilities (rent, utilities, maintenance, depreciation and other facilities cost) office equipment and supplies and providing adequate computer systems.

      All cash used to pay the above cost of operations of the Fund shall be that of GECM, including the portion of the proceeds of the offering, which it is entitled to keep. There is no obligation whatsoever on the part of the Fund to pay all or a portion of the operating costs or to reimburse or otherwise compensate GECM for any or all of the costs, which it pays on behalf of the Fund. By its signature below, GECM understands and acknowledges that it has no claims against the Fund for any payments made on behalf of the Fund pursuant to this agreement.

Global Express Real Estate
Investment Fund I, LLC
March 24, 2003
Page 2

      The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only with the written consent of both GECM and the Fund.

      This Agreement shall be binding on, and shall inure to the benefit of, the parties to this Agreement and their respective legal representatives, successors and assigns.

      This Agreement shall be governed by and construed in accordance with the laws of State of Nevada without reference to the choice of law principles thereof.

      This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder, and supersedes all arrangements or understandings with respect thereto, written or oral, entered into on or before the date hereof.

      In any part of this Agreement is held to be unenforceable or invalid under the applicable law of any jurisdiction, the unenforceable or invalid part shall, to the extent permitted by applicable law, be narrowed or replaced to the extent possible to effectuate to the maximum, extent possible in intent of the parties regarding this Agreement. To the extent permitted by applicable law, notwithstanding the unenforceability or invalidity of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

      IN WITNESS WHEREOF, this Agreement has been executed in behalf of the parties hereto by their duly authorized representatives as of the day and year first above written.

                                          Conrex International Financial, Inc.
                                          d/b/a  Global Express Capital Mortgage

                                          By: /s/ Connie Farris
                                          --------------------------------
                                                  Connie Farris, President


                                          Global Express Real Estate
                                          Investment Fund I, LLC

                                          By: /s/ Lou Ann Kicker
                                          ----------------------------
                                                  Lou Ann Kicker, V.P.